Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated June 9, 1995, in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A Number 33-40428) and the related Prospectus of RIMCO MONUMENT FUNDS (comprising respectively, RIMCO Monument Prime Money Market Fund, RIMCO Monument U.S. Treasury Money Market Fund, RIMCO Monument Bond Fund, RIMCO Monument Stock Fund and RIMCO Monument Small Capitalization Equity Fund).



By:ERNST & YOUNG LLP
   Ernst & Young LLP
Pittsburgh, Pennsylvania